UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 25, 2012

NETAPP, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

495 East Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Compensatory Arrangements of Certain Officers.

On May 25, 2012, the Compensation Committee (the “Committee”) of the Board of Directors of NetApp, Inc. (the “Company”) approved compensation packages for fiscal year 2013 for the Company’s senior executives, including its named executive officers. For fiscal year 2013, the annual base salaries and target incentive compensation awards for the following named executive officers (including the Company’s principal executive officer and principal financial officer) will be:

	FY 2013		FY 2012
	Base Salary	Target Incentive Compensation	Base Salary	Target Incentive Compensation
Thomas Georgens President and Chief Executive Officer	$935,000	140%	$900,000	135%
Nicholas R. Noviello Executive Vice President and Chief Financial Officer	$475,000	110%	$450,000	110%
Manish Goel Executive Vice President, Product Operations	$550,000	110%	$525,000	110%
Robert E. Salmon Executive Vice President, Field Operations	$600,000	110%	$580,000	110%
Matthew K. Fawcett Senior Vice President and General Counsel	$410,000	80%	$395,000	80%

The fiscal year 2013 annual base salaries will become effective August 1, 2012, and target incentive compensation awards are effective as of April 28, 2012.

Incentive compensation for the Company’s named executive officers has been established pursuant and subject to the terms of the Company’s Executive Compensation Plan (the “Plan”), a copy of which was filed as an exhibit to the Company’s Proxy Statement, dated August 20, 2009. Under the Plan, the funding of the bonus pool from which bonuses will be paid for fiscal 2013 will be based on the Company’s actual achievement against annual revenue and operating profit targets, with revenue weighted 1/3rd and operating profit weighted 2/3rd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETAPP, INC.

June 1, 2012	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Secretary